                                                              EXHIBIT 99.(B)(14)

Comparison Of Projections
--------------------------------------------------------------------------------
(Dollar amounts in millions)

                                                      JRM                                                 MII
                              -------------------------------------------------     -----------------------------------------------
Fiscal Year                            2000                       2001                      2000                      2001
                              -----------------------     ---------------------     ---------------------     ---------------------
Date Of Projection Preparation  12/98         3/99          12/98        3/99         12/98        3/99         12/98        3/99
                              ---------     ---------     --------     --------     --------     --------     --------     --------
Revenues                      $   839.8     $   789.3     $1,228.1     $1,094.8     $2,903.3     $2,920.8     $3,378.7     $3,359.0
Cost Of Sales                     659.7         633.7      1,040.7        916.6      2,337.8      2,479.4      2,763.0      2,842.4
                              ---------     ---------     --------     --------     --------     --------     --------     --------
    Gross Profit                  180.0         155.5        187.4        178.2        565.4        441.4        615.7        516.6
    Gross Profit Margin            21.4%         19.7%        15.3%        16.3%        19.5%        15.1%        18.2%        15.4%

SG&A                               86.4          78.1         86.2         75.5        315.2        213.9        317.5        213.2
Equity Expense/(Income)            (6.1)         (5.4)        (7.3)        (4.6)        (9.4)       (13.9)        (9.9)       (15.0)
                              ---------     ---------     --------     --------     --------     --------     --------     --------
    EBDIT                          99.8          82.8        108.5        107.3        259.6        241.4        308.1        318.4
    EBDIT Margin                   11.9%         10.5%         8.8%         9.8%         8.9%         8.3%         9.1%         9.5%

Depreciation                       55.4          48.8         47.8         37.3         92.4         82.1         85.4         69.2
Interest Expense/(Income)         (23.3)        (27.1)       (21.6)       (28.1)       (20.5)       (18.4)       (18.0)       (14.9)
Other Expense/(Income)             (3.8)         (3.3)        (4.0)         0.8          0.5         (4.7)        (0.1)        (0.6)
Minority Interest                    --           0.2           --          0.3         11.5         16.2         15.0         26.6
Goodwill Amortization                --            --           --           --           --           --           --           --
                              ---------     ---------     --------     --------     --------     --------     --------     --------
    Pretax Income                  71.4          64.2         86.3         97.0        175.6        166.3        225.8        238.2

Taxes                              16.8          13.8         18.9         18.5         64.0         57.5         81.9         83.0
                              ---------     ---------     --------     --------     --------     --------     --------     --------
    Net Income                     54.7          50.4         67.4         78.6        111.6        108.8        143.9        155.1

Less: Dividends On Series A
Preferred Stock                     7.2           7.2          7.2          7.2           --           --           --           --
                              ---------     ---------     --------     --------     --------     --------     --------     --------
    Net Income To Common      $    47.5     $    43.2     $   60.2     $   71.4     $  111.6     $  108.8     $  143.9     $  155.1
                              =========     =========     ========     ========     ========     ========     ========     ========
                                    5.7%          5.5%         4.9%         6.5%         3.9%         3.7%         4.3%         4.6%

Earnings Per Share            $    1.21     $    1.10     $   1.53     $   1.82     $   1.85     $   1.81     $   2.39     $   2.58

Analysis Of MII EPS Accretion/(Dilution)1
--------------------------------------------------------------------------------
(Amounts in dollars)

FY 2000
Exchange Ratio                  1.150x     1.175x    1.200x    1.225x
Additional Cash                $ 2.05     $ 1.38    $ 0.71   $    --
                               ------    ------    ------    -------
    Total Value                $34.25     $34.28    $34.31    $34.30
                               ======     ======    ======    ======
    MII Accretion/(Dilution)   $(0.43)    $(0.43)   $(0.43)   $(0.43)
                               ======     ======    ======    ======
Percent Accretion/(Dilution)    (23.8%)
                                =====

Exchange Ratio                  1.150x     1.175x    1.200x    1.225x    1.250x
Additional Cash                $ 2.48     $ 1.82    $ 1.15    $ 0.49   $    --
                               ------     ------    ------    ------    ------
    Total Value                $34.68     $34.72    $34.75    $34.79    $35.00
                               ======     ======    ======    ======    ======
    MII Accretion/(Dilution)   $(0.44)    $(0.44)   $(0.44)   $(0.44)   $(0.44)
                               ======     ======    ======    ======    ======
Percent Accretion/(Dilution)    (24.3%)
                                =====

Exchange Ratio                  1.150x     1.175x    1.200x    1.225x    1.250x    1.300x
Additional Cash                $ 1.95     $ 1.61    $ 1.27    $ 0.93    $ 0.59    $   --
                               ------     ------    ------    ------    ------    ------
    Total Value                $34.49     $34.82    $35.13    $35.47    $35.79    $36.40
                               ======     ======    ======    ======    ======    ======
    MII Accretion/(Dilution)   $(0.53)    $(0.53)   $(0.53)   $(0.53)   $(0.53)   $(0.53)
                               ======     ======    ======    ======    ======    ======
Percent Accretion/(Dilution)    (20.5%)
                                =====

FY 2001
Exchange Ratio                  1.150x     1.175x    1.200x    1.225x
Additional Cash                $ 2.33     $ 1.51    $ 0.69    $   --
                               ------     ------    ------    ------
    Total Value                $34.53     $34.41    $34.29    $34.30
                               ======     ======    ======    ======
    MII Accretion/(Dilution)   $(0.47)    $(0.47)   $(0.47)   $(0.47)
                               ======     ======    ======    ======
Percent Accretion/(Dilution)    (18.2%)
                                =====

Exchange Ratio                  1.150x     1.175x    1.200x    1.225x    1.250x
Additional Cash                $ 3.19     $ 2.38    $ 1.57    $ 0.75    $   --
                               ------     ------    ------    ------    ------
    Total Value                $35.39     $35.28    $35.17    $35.05    $35.00
                               ======     ======    ======    ======    ======
    MII Accretion/(Dilution)   $(0.49)    $(0.49)   $(0.49)   $(0.49)   $(0.49)
                               ======     ======    ======    ======    ======
Percent Accretion/(Dilution)    (19.0%)
                                =====

Exchange Ratio                  1.150x     1.175x    1.200x    1.225x    1.250x    1.300x
Additional Cash                $ 2.29     $ 1.92    $ 1.53    $ 1.17    $ 0.79    $   --
                               ------     ------    ------    ------    ------    ------
    Total Value                $34.49     $34.82    $35.13    $35.47    $35.79    $36.40
                               ======     ======    ======    ======    ======    ======
    MII Accretion/(Dilution)   $(0.53)    $(0.53)   $(0.53)   $(0.53)   $(0.53)   $(0.53)
                               ======     ======    ======    ======    ======    ======
Percent Accretion/(Dilution)    (20.5%)
                                =====

----------

1 Uses MII stock price at closing on April 27, 1999 ($28.00).

Accretion/(Dilution) Analysis - With And Without Warrants
--------------------------------------------------------------------------------
(Amounts in dollars)

                                    Transaction Value: $35.20   Transaction Value: $35.70   Transaction Value: $36.20
                                    -------------------------   -------------------------   -------------------------
Without Warrants
MII Shares                            1.15x            1.10x      1.15x            1.10x      1.15x           1.10x
Cash                                $ 3.00           $ 4.40     $ 3.50           $ 4.90     $ 4.00          $ 5.40
                                    ------           ------     ------           ------     ------          ------
    Total Value1                    $35.20           $35.20     $35.70           $35.70     $36.20          $36.20
                                    ======           ======     ======           ======     ======          ======
MII 2000 EPS Accretion/(Dilution)   $(0.52)          $(0.55)    $(0.54)          $(0.57)    $(0.56)         $(0.59)
Percent                              (28.6%)          (30.3%)    (29.8%)          (31.5%)    (31.0%)         (32.7%)
                                    ======           ======     ======           ======     ======          ======
MII 2001 EPS Accretion/(Dilution)   $(0.56)          $(0.60)    $(0.59)          $(0.62)    $(0.61)         $(0.64)
                                    ------           ------     ------           ------     ------          ------
Percent                              (21.9%)          (23.1%)    (22.8%)          (24.1%)    (23.8%)         (25.0%)
                                    ======           ======     ======           ======     ======          ======

With Warrants
MII Shares                            1.15x            1.10x      1.15x            1.10x      1.15x           1.10x
Cash                                $   --           $   --     $   --           $   --     $   --          $   --
Warrant Value                         3.00             4.40       3.50             4.90       4.00            5.40
                                    ------           ------     ------           ------     ------          ------
    Total Value1                    $35.20           $35.20     $35.70           $35.70     $36.20          $36.20
                                    ======           ======     ======           ======     ======          ======
MII 2000 EPS Accretion/(Dilution)   $(0.38)          $(0.35)    $(0.38)          $(0.35)    $(0.38)         $(0.35)
Percent                              (21.2%)          (19.4%)    (21.2%)          (19.4%)    (21.2%)         (19.4%)
                                    ======           ======     ======           ======     ======          ======
MII 2001 EPS Accretion/(Dilution)   $(0.42)          $(0.38)    $(0.42)          $(0.38)    $(0.42)         $(0.38)
Percent                              (16.1%)          (14.7%)    (16.1%)          (14.7%)    (16.1%)         (14.7%)
                                    ======           ======     ======           ======     ======          ======

----------
1 Uses April 27, 1999 closing price for MII of $28.00.

Effect Of Investing Excess Cash - Without Warrants
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share)

o     Assumes 13 percent net income return on capital expenditures.

                                               Transaction Value: $35.20     Transaction Value: $35.70     Transaction Value $36.20
                                               -------------------------     -------------------------     ------------------------
MII Shares                                        1.15x          1.10x          1.15x          1.10x          1.15x          1.10x

Cash                                           $  3.00        $  4.40        $  3.50        $  4.90        $  4.00        $  5.40

    Total Value1                               $ 35.20        $ 35.20        $ 35.70        $ 35.70        $ 36.20        $ 36.20

JRM Excess Cash                                $ 464.9        $ 444.5        $ 457.6        $ 437.2        $ 450.3        $ 429.9

Net Change In EPS From Investing Excess Cash      0.45           0.44           0.45           0.43           0.44           0.42

After Investing Excess Cash

MII 2000 EPS Accretion/(Dilution)              $ (0.07)       $ (0.11)       $ (0.09)       $ (0.14)       $ (0.12)       $ (0.17)

Percent                                           (3.9%)         (6.1%)         (5.0%)         (7.7%)         (6.6%)         (9.4%)

MII 2001 EPS Accretion/(Dilution)                (0.11)         (0.16)         (0.14)         (0.19)         (0.17)         (0.22)

Percent                                           (4.3%)         (6.2%)         (5.4%)         (7.4%)         (6.6%)         (8.5%)

----------
1 Uses April 27, 1999 closing price for MII of $28.00.

Effect Of Investing Excess Cash - With Warrants
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share)

                                                  Transaction Value: $35.20   Transaction Value: $35.70   Transaction Value $36.20
                                                  -------------------------   -------------------------   ------------------------
MII Shares                                           1.15x         1.10x         1.15x         1.10x         1.15x         1.10x

Cash                                              $    --       $    --       $    --       $    --       $    --       $    --

Warrant Value                                        3.00          4.40          3.50          4.90          4.00          5.40

    Total Value                                   $ 35.20       $ 35.20       $ 35.70       $ 35.70       $ 36.20       $ 36.20

JRM Excess Cash                                   $ 508.7       $ 508.7       $ 508.7       $ 508.7       $ 508.7       $ 508.7

Net Change In EPS From Investing Excess Cash         0.50          0.50          0.50          0.50          0.50          0.50

After Investing Excess Cash

MII 2000 EPS Accretion/(Dilution)                 $  0.12       $  0.15       $  0.12       $  0.15       $  0.12       $  0.15

Percent                                               6.6%          8.3%          6.6%          8.3%          6.6%          8.3%

MII 2001 EPS Accretion/(Dilution)                    0.08          0.12          0.08          0.12          0.08          0.12

Percent                                               3.1%          4.7%          3.1%          4.7%          3.1%          4.7%

Warrant Valuation
--------------------------------------------------------------------------------
(Amounts in dollars, except where noted)

                                   Assumptions
--------------------------------------------------------------------------------
Stock Price                            $28.00 (Closing Share Price On 2/18/98)

Exercise Price                         $35.00

Premium To Market                        25.0%

Volatility                               40.0%

Risk-Free Rate                            5.0%

Time Period (years)                       5.0

MDR Shares Outstanding                   76.3 Million

Warrants Per JRM Share                   0.49      0.55     0.61
                                       ------    ------   ------
Number Of Warrants Issued (Millions)      7.2       8.0      8.9

Value Per Warrant                      $ 9.06    $ 8.97   $ 8.88

Total Value ($ Millions)               $ 64.9    $ 72.1   $ 79.1

Value Per JRM Share                    $ 4.44    $ 4.93   $ 5.42

Analysis Of Transaction Premiums - At April 27, 1999
--------------------------------------------------------------------------------
(Amounts in dollars)

                                                                                 1.150x       1.150x       1.150x
                                                           1.225x    1.250x    Plus $3.00   Plus $3.50   Plus $4.00
                                                           ------    ------    ----------   ----------   ----------
Total Value                                                $34.30    $35.00    $35.20       $35.70       $36.20

Transaction Value Premium At April 27, 1999 Relative To:

    April 27, 1999 JRM Stock Price                           15.3%     17.6%     18.3%        20.0%        21.7%

    If No Premium On Excess Cash1                            27.1      31.3      32.4         35.4         38.4

----------
1 Excess cash is $12.95 per share.

Analysis Of JRM Value At April 27, 1999
--------------------------------------------------------------------------------
(Amounts in dollars)

                           Prior To Announcement Date

                                                              20-Day     3-Month
                                                  One-Day    Trading    Trading
                                                  Prior1     Average2   Average2
                                                  ------     --------   --------

Percent Change To Current
OSX                                                 28.9%      39.7%      35.8%
Offshore Construction Comparables                   49.5       61.5       55.1
Oil Service Comparables                             35.4       45.6       40.7
                                                  ------     ------     ------
    Average                                         37.9%      48.9%      43.9%
                                                  ======     ======     ======
JRM Share Price                                   $24.38     $23.55     $24.26
Less:  Excess Cash                                (12.95)    (12.95)    (12.95)
                                                  ------     ------     ------
    Net Share Price                                11.43      10.60      11.31

Net Share Price Adjusted For Industry Recovery     15.76      15.79      16.28
Plus:  Excess Cash                                 12.95      12.95      12.95
                                                  ------     ------     ------
    Estimated JRM Share Price If No Transaction   $28.71     $28.74     $29.23
                                                  ======     ======     ======

    Estimated MII Share Price If No Transaction   $27.67     $26.85     $28.28
                                                  ======     ======     ======

             -------------------------------------------------------
             Suggested JRM Value Adjusted For Recovery3       $28.90
                                                              ======

             Suggested MII Value Adjusted For Recovery4       $27.60
                                                              ======
             -------------------------------------------------------

----------
1 March 9, 1999
2 Period ending March 9, 1999.
3 Closing price on April 27, 1999 was $29.75.
4 Closing price on April 27, 1999 was $28.00.

Analysis Of Transaction Premiums
--------------------------------------------------------------------------------
(Amounts in dollars)

o Simmons has calculated value premiums at various exchange ratios using both the MII stock price at March 9, 19991 (one day prior to announcement) and the MII stock price at April 27, 19992 (latest close), relative to various historical JRM stock prices.

                                                                                                Exchange Ratios
                                                                         -----------------------------------------------------------
                                                             Historical                          1.150x        1.150x       1.150x
                                                             JRM Price   1.225x     1.250x     Plus $3.00    Plus $3.50   Plus $4.00
                                                             ---------   ------     ------     ----------    ----------   ----------
Value Premium At March 9, 1999 Relative To Periods Ending
    March 9, 1999:
One Day Prior                                                $24.38      15.6%      17.9%      20.8%         22.9%
20 Day Trading Average                                        23.55      19.6       22.1       25.1          27.2
Three Month Average                                           24.26      16.1       18.5       21.4          23.5

Value Premium At April 27, 1999 Relative To Periods Ending
    March 9, 1999:
One Day Prior                                                $24.38      40.7%      43.6%      44.4%         46.5%
20 Day Trading Average                                        23.55      45.6       48.6       49.5          51.6
Three Month Average                                           24.26      41.4       44.3       45.1          47.2

----------
1 $23.00 per share.
2 $28.00 per share.

Analysis Of Transaction Premiums - Adjusted For Industry Recovery
--------------------------------------------------------------------------------

o Simmons has calculated value premiums (at various exchange ratios) relative to historical JRM stock prices after adjustment for the recent oil service recovery. Simmons has also calculated effective premiums (to adjusted stock prices) if no premium is attached to excess cash.

                                                            Historical JRM Share Price                 Exchange Ratios
                                                            --------------------------   -------------------------------------------
                                                                          Adjusted For                     1.150x    1.150x   1.150x
                                                                          For Industry                      Plus      Plus     Plus
          Adjusted For Industry Recovery                    Actual         Recovery      1.225x   1.250x   $3.00     $3.50    $4.00
--------------------------------------------------------    ------         --------      ------   ------   -----     -----    -----
Value Premium At April 27, 1999 Relative To Periods
    Ending March 9, 1999:
One Day Prior                                               $24.38          $28.71       19.5%    21.9%    22.6%     24.4%
20 Day Trading Average                                       23.55           28.74       19.4     21.8     22.5      24.2
Three Month Average                                          24.26           29.23       17.4     19.8     20.4      22.2

Value Premium At April 27, 1999 (If No Premium On Excess
    Cash)1 Relative To Periods Ending March 9, 1999
One Day Prior                                               $24.38          $28.71       35.5%    39.9%    41.2%     44.4%
20 Day Trading Average                                       23.55           28.74       35.2     39.7     40.9      44.1
Three Month Average                                          24.26           29.23       31.2     35.5     36.7      39.8

----------
1 Excess cash is $12.95 per share.

Minority Squeeze Out Premium Analysis - Comparable Stock Transactions1
--------------------------------------------------------------------------------
(Dollar amounts in millions)


                                                                                   Date     Transaction   Percent
                 Acquiror                            Subsidiary                  Announced     Value      Acquired
-------------------------------------------  --------------------------------    ---------  -----------   --------
National Intergroup, Inc.                    FoxMeyer Corp                        3/01/94     $ 79.7       19.5%
Ogden Corp.                                  Ogden Projects, Inc.                 6/06/94      110.3       15.8
Conseco, Inc.                                Bankers Life Holding                 8/26/96      120.8       11.5
Apartment Investment And Management Company  NHP, Inc.                            2/20/97      114.5       44.9
World Access, Inc.                           NACT Telecommunications              1/20/98       53.1       32.0
ISP Holdings, Inc.                           International Specialty Products     3/30/98      324.5       16.2

----------------------------------------------------------------------------------------------------------------------
    Mean2                                                                                     $106.3       20.4%
    Median                                                                                     112.4       17.9
----------------------------------------------------------------------------------------------------------------------

Current Premium (No Premium On Excess Cash) Relative To JRM:
----------------------------------------------------------------------------------------------------------------------
1.225x                                                                                        $534.6       37.2%

1.250x                                                                                        $545.5       37.2

1.150x Plus $3.00                                                                             $545.7       37.2

1.150x Plus $3.50                                                                             $572.6       37.2

1.150x Plus $4.00
----------------------------------------------------------------------------------------------------------------------

                                               Premium: Closing Valuation         Premium: Closing Exchange
                                                        Relative                 Ratio Relative To Historical
                                               To Historical Share Prices             Share Price Ratios
                                             ------------------------------     ---------------------------------
                                                                     Four                                  Four
                                             One-Day     One-Week    Weeks      One-Day      One-Week      Weeks
                 Acquiror                     Prior       Prior      Prior       Prior        Prior        Prior
-------------------------------------------  -------     --------    -----      -------      ------        ------
National Intergroup, Inc.                      7.1%        9.1%       11.2%        1.7%         3.6%         4.7%
Ogden Corp.                                    5.8        17.6        20.5         5.8         15.6         13.6
Conseco, Inc.                                 14.9        10.5        11.7       (22.5)       (26.5)       (30.4)
Apartment Investment And Management Company   28.3        25.2        16.9        28.3         27.0         21.2
World Access, Inc.                            12.0        12.5        16.7        23.1         29.7          3.0
ISP Holdings, Inc.                             4.3         1.7        14.5         N/A          N/A          N/A

-----------------------------------------------------------------------------------------------------------------
    Mean2                                      9.9%       12.4%       15.6%       10.2%        15.4%         7.1%
    Median                                     9.5        11.5        15.6         5.8         15.6          4.7
-----------------------------------------------------------------------------------------------------------------

Current Premium (No Premium On Excess Cash) Relative To JRM:
-----------------------------------------------------------------------------------------------------------------
1.225x                                                                            15.6%        17.0%        14.7%

1.250x                                                                            17.9%        19.4%        17.0%

1.150x Plus $3.00                                                                 20.8%3       24.1%3       19.9%3

1.150x Plus $3.50                                                                 22.9%3       42.2%3       21.9%3

1.150x Plus $4.00
-----------------------------------------------------------------------------------------------------------------

Source: Securities Data Corporation

----------
1 Common stock issued to sellers. Transactions over $50 million since
  January 1, 1994.
2 Excluding high and low.
3 Uses March 9, 1999 closing price for MII to calculate ratio premium.

Premiums In All-Cash Transaction
--------------------------------------------------------------------------------
(Amounts in dollars)

                                                                      Cash Offer Value
                                             JRM     --------------------------------------------------
                                            Price    $34.00     $35.00     $36.00     $37.00     $38.00
                                            ------   ------     ------     ------     ------     ------
Premium Relative To:

April 27, 1999                              $29.75     14.3%      17.6%      21.0%      24.4%      27.7%

Estimated JRM Price Adjusted For Recovery    28.90     17.6       21.1       24.6       28.0       31.5

If No Premium On Excess Cash:

April 27, 1999                              $29.75     25.3%      31.3%      37.2%      43.2%      49.1%

Estimated JRM Price Adjusted For Recovery    28.00     32.0       38.2       44.5       50.8       57.0

MII EPS Accretion/(Dilution)

    2000                                             $(0.47)    $(0.50)    $(0.53)    $(0.56)    $(0.59)

    Percent                                           (25.9%)    (27.5%)    (29.2%)    (30.8%)    (32.4%)

    2001                                             $(0.30)    $(0.33)    $(0.35)    $(0.38)    $(0.41)

    Percent                                           (11.5%)    (12.6%)    (13.8%)    (14.9%)    (16.1%)

Comparable Minority Squeeze Out Premium Analysis - Cash Transactions1
--------------------------------------------------------------------------------
(Dollar amounts in millions)

                                                                                                          Premium: Closing Valuation
                                                                                                                   Relative To
                                                                                                            Historical Share Prices
                                                                                                          --------------------------
                                                                                                                              Four
                                                                           Date    Transaction   Percent  One-Day   One-Week  Weeks
                 Acquiror                           Subsidiary          Announced     Value     Acquired   Prior     Prior    Prior
--------------------------------             -------------------------  ---------  -----------  --------  -------   --------  -----
WMX Technologies                             Chemical Waste Management   7/28/94      $397.4      21.4%    10.6%     8.9%      1.1%
GTE Corp.                                    Contel Cellular, Inc.       9/08/94       254.3      10.0     43.7     37.8      36.0
PacifiCorp                                   Pacific Telecom            11/02/94       159.0      13.4     23.7     23.7      23.7
Fleet Financial Group                        Fleet Mortgage Group       12/28/94       188.1      19.0     19.4     18.5      18.5
Club Mediterrenee SA                         Club Med Inc.               4/05/94       153.4      33.0     41.4     39.9      44.6
COBE Laboratories SA (Gambro AB)             REN Corp-USA                7/14/95       182.1      47.0     27.0     20.3      26.0
Novartis AG                                  SyStemix Inc.               5/27/96       107.6      26.8     25.6     23.1      25.3
Zurich Versicherungs GmbH                    Zurich Reinsurance Centre   1/13/97       319.0      34.0     17.1     18.5      11.6
Mafco Holdings Inc.                          Mafco Consolidated Group    1/21/97       116.8      15.0     23.5     23.5      27.6
Monsanto, Inc.                               Calgene Inc.                1/28/97       242.6      43.7     62.0     60.0      60.0
Anthem, Inc.                                 Acordia, Inc.               6/02/97       193.2      33.2     12.7     11.5      26.0
Investor Group                               BET Holdings, Inc.          3/17/98       462.3       N/A     53.7     58.5      58.2
Dow AgroSciences (Dow Chemical)              Mycogen Corp.               4/30/98       355.2       N/A     41.8     40.0      52.4
Usinor SA                                    J&L Specialty Steel, Inc.   9/23/98       115.0      46.5    100.0    112.5      37.8

------------------------------------------------------------------------------------------------------------------------------------
    Mean2                                                                             $223.0      28.6%    32.6%    31.3%     32.3%
    Median                                                                             190.7      29.9     26.3     23.6      26.8
------------------------------------------------------------------------------------------------------------------------------------

Source: Securities Data Corporation.

----------
1 Cash transactions in the $100 million to $1 billion range since January 1,
  1994.
2 Excluding high and low.

Public Company Acquisition Premiums - Cash Transactions1
--------------------------------------------------------------------------------

                                               Number Of               Average
                                              Transactions             Premium
                                              ------------             -------
1994                                                47                   46.3%
1995                                                66                   41.7
1996                                                74                   33.7
1997                                               123                   32.1
1998                                               117                   31.1
1999 YTD2                                           30                   27.5

--------------------------------------------------------------------------------

Weighted Average                                                         34.7%

--------------------------------------------------------------------------------

----------
1 Calculated using closing value relative to seller's value one-day prior to announcement.
2 Through March 9, 1999. Transactions in the range of $100 million to $1 billion in size.

Acquisition Assumptions - All-Cash Transaction
--------------------------------------------------------------------------------

o Effect on MII's earnings per share in projected 2000 and 2001 of a squeeze out was examined.

o     An all cash offering price of $36.00 per share was used.

o Goodwill of approximately $326 million from the transaction was amortized over 15 years, consistent with the period used on the Offshore Pipelines, Inc. merger.

o     Consolidation cost savings of $5 million1 in SG&A were assumed. Source:
      MII management.

----------
1 Pretax amount. Tax rate assumed at 40 percent.

Projected FY 2000 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

o     The proposed transaction is dilutive to MII's EPS and CFPS in FY 2000.

                                             Consolidated
                                                  MII           JRM       Adjustments   Combined
                                             -------------   ---------    -----------   --------
Revenues                                       $ 2,920.8     $   789.3                  $ 2,920.8
Cost Of Sales                                    2,479.4         633.7                    2,479.4
                                               ---------     ---------                  ---------
    Gross Profit                                   441.4         155.5                      441.4
    Gross Profit Margin                             15.1%         19.7%                      15.1%

SG&A Expense                                       213.9          78.1          (5.0)       208.9
Equity Expense/(Income)                            (13.9)         (5.4)           --        (13.9)
                                               ---------     ---------     ---------    ---------
    EBDIT                                          241.4          82.8           5.0        246.4
    EBDIT Margin                                     8.3%         10.5%                       8.4%

Depreciation                                        82.1          48.8                       82.1
Interest Expense/(Income)                          (18.4)        (27.1)         28.9         10.5
Other Expense/(Income)                              (4.7)         (3.3)                      (4.7)
Minority Interest                                   16.2           0.2         (16.0)         0.2
Goodwill Amortization                                 --            --          21.7         21.7
                                               ---------     ---------     ---------    ---------
    Pretax Income                                  166.3          64.2         (29.7)       136.5

Taxes                                               57.5          13.8           2.0         59.5
                                               ---------     ---------     ---------    ---------
    Net Income                                     108.8          50.4         (31.7)        77.1

Less:  Dividends On Series A Preferred Stock          --           7.2                         --
                                               ---------     ---------     ---------    ---------
    Net Income To Common                       $   108.8     $    43.2     $   (31.7)   $    77.1
                                               =========     =========     =========    =========
    Net Income Margin                                3.7%          5.5%                       2.6%
                                               =========     =========                  =========

--------------------------------------------------------------------------------------------------

Shares Outstanding1                                 60.2          39.3            --         60.2
Earnings Per Share                             $    1.81     $    1.10                  $    1.28
EPS Accretion/(Dilution)                                                                    (0.53)
Cash Flow Per Share                            $    3.17     $    2.34                  $    3.01
CFPS Accretion/(Dilution)                                                                   (0.17)

--------------------------------------------------------------------------------------------------

----------
1Includes options.

Projected FY 2001 Pro Forma Income Statement
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share amounts)

o     The proposed transaction is dilutive to MII's EPS and CFPS in FY 2001.

                                             Consolidated
                                                  MII           JRM       Adjustments   Combined
                                             -------------   ---------    -----------   --------
Revenues                                       $ 3,359.0     $ 1,094.8                  $ 3,359.0
Cost Of Sales                                    2,842.4         916.6                    2,842.4
                                               ---------     ---------                  ---------
    Gross Profit                                   516.6         178.2                      516.6
    Gross Profit Margin                             15.4%         16.3%                      15.4%

SG&A Expense                                       213.2          75.5     $    (5.0)       208.2
Equity Expense/(Income)                            (15.0)         (4.6)           --        (15.0)
                                               ---------     ---------     ---------    ---------
    EBDIT                                          318.4         107.3           5.0        323.4
    EBDIT Margin                                     9.5%          9.8%                       9.6%

Depreciation                                        69.2          37.3                       69.2
Interest Expense/(Income)                          (14.9)        (28.1)         28.9         14.0
Other Expense/(Income)                              (0.6)          0.8                       (0.6)
Minority Interest                                   26.6           0.3         (26.3)         0.3
Goodwill Amortization                                 --            --          21.7         21.7
                                               ---------     ---------     ---------    ---------
    Pretax Income                                  238.2          97.0         (19.4)       218.8

Taxes                                               83.0          18.5           2.0         85.0
                                               ---------     ---------     ---------    ---------
    Net Income                                     155.1          78.6         (21.4)       133.8

Less: Dividends On Series A Preferred Stock           --           7.2                         --
                                               ---------     ---------                  ---------
    Net Income To Common                       $   155.1     $    71.4     $   (21.4)   $   133.8
                                               =========     =========     =========    =========
    Net Income Margin                                4.6%          6.5%                       4.0%
                                               =========     =========                  =========

--------------------------------------------------------------------------------------------------

Shares Outstanding1                                 60.2          39.3            --         60.2
Earnings Per Share                             $    2.58     $    1.82                  $    2.22
EPS Accretion/(Dilution)                                                                    (0.35)
Cash Flow Per Share                            $    3.73     $    2.77                  $    3.73
CFPS Accretion/(Dilution)                                                                    0.01

--------------------------------------------------------------------------------------------------

----------
1 Includes options.


                                       20